Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Hebron Technology Co., Ltd. on Form F-3 (File No. 333-222995) of our report dated May 15, 2019 relating to the consolidated financial statements of Hebron Technology Co., Ltd. and subsidiaries which appears in this Annual Report on Form 20-F for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Very truly yours,

Flushing, New York

May 15, 2019